================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 1, 2001
                                                           ------------


                                  GENUITY INC.
                      ------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                      000-30837              74-2864824
           --------                      ---------              ----------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
         of Incorporation)                                  Identification No.)


225 Presidential Way, Woburn, MA                                     01801
----------------------------------                                   -----
(Address of Principal Executive Offices)                           (Zip Code)



       Registrant's Telephone Number, including Area Code: (781) 865-2000
                                                           --------------

================================================================================

                           This is Page 1 of 4 Pages.
                        Exhibit Index appears on Page 4.

Item 5.  Other Events.

Today, June 1, 2001, Genuity Inc., a Delaware corporation ("Genuity"), announced that it has reached an agreement with Integra S.A., a corporation organized under the laws of France ("Integra") to acquire all of the outstanding shares of Integra in a public exchange offer.

This transaction, which is expected to close in August 2001, emphasizes Genuity's continued commitment to improving its revenue mix of Hosting and Value-added services and increasing its global presence, notably in Europe. Highlights of the deal's financial impact to Genuity, in U.S. dollars ($), include:


 .        Genuity expects that Integra will generate $50 to $55 million in revenue in FY 2001, with a proportionate amount increasing Genuity's 2001 revenue depending on the date of the closing of the merger. In subsequent years, Integra's revenue, similar to Genuity's Hosting and Value-added services revenues, are expected to grow at a faster rate than Genuity's overall revenue.

 .        Genuity's gross margin guidance remains unchanged. The first full quarter of positive gross margin is expected to be the fourth quarter of this year.

 .        Integra will contribute an incremental EBITDA (Earnings Before
         Interest, Taxes, Depreciation and Amortization) loss of $15 to $20 million in 2001. Genuity's previous guidance of an EBITDA loss of $675 to $700 million will increase to $690 to $720 million. Genuity's long-term EBITDA guidance is unchanged, and that is to reach a breakeven point in the second half of 2002, with the first full year of EBITDA positive in 2003.

 .        In terms of EPS, the transaction is slightly dilutive in 2001, but does not change the company's guidance of an EPS loss of $1.30 to $1.35. Beyond 2001, the transaction is accretive to Genuity's loss per share beginning in 2002 (2 to 3 cents per share).

 .        Integra's annualized 2001 revenues increase Genuity's previous guidance for Hosting and Value-added services as a percentage of total revenue of 13% to 15% by over 300 basis points.

 .        The transaction also adds over 300 basis points on an annualized basis to Genuity's international revenue as a percent of total revenue.

 .        Transaction costs are approximately $5 million. Integration costs over the next 3 years are expected to be $18 million. Goodwill is approximately $45 million, amortized over 10 years, assuming current accounting treatment.

 .        Earnings and EBITDA guidance are exclusive of transaction costs, integration expenses and Goodwill.

Genuity will be holding an analyst call at 9:00 am (EST) on June 1, 2001. Individual investors may listen in on the meeting by dialing (212) 231-6006 or via the web by going to http://www.genuity.com/investor.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits.
                  ---------

99.1     Press Release dated June 1, 2001 of Genuity Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GENUITY INC.



                                    By:      /s/ Daniel P. O'Brien
                                       -----------------------------------------
                                    Name:    Daniel P. O'Brien
                                    Title:   Executive Vice President and
                                             Chief Financial Officer

Date: June 1, 2001

                                  EXHIBIT INDEX

Exhibit No.              Description of Exhibits                         Page
-----------              -----------------------                         ----

     99.1       Press Release dated June 1, 2001 of Genuity Inc.           5